EXHIBIT 99.176

MASTER AGREEMENT

MASTER AGREEMENT (“Agreement”) dated as of June 25, 2010 (“Effective Date”) between Fiserv Solutions, Inc., a Wisconsin corporation (“Fiserv”), and North Valley Bank, with offices located at 300 Park Marina Circle, Redding, California 96001 (“Client”).

Fiserv and Client hereby agree as follows:

1.       Deliverables.

 (a) General.  Fiserv, itself and through its Affiliates (as defined herein), agrees to provide to Client, and Client agrees to obtain from Fiserv, the services (“Services”) and products (“Products”) (collectively, “Deliverables”) described in the attached Exhibits, subject to the terms set forth in this Agreement and in the applicable Exhibit.  “Affiliate” means an entity that controls, is controlled by, or is under common control with a party, where “control” means the direct or indirect ownership of more than 50% of the voting securities of such entity or party.  Each Exhibit will be deemed to incorporate all of the terms of this Agreement.  Use of the term “Exhibit” throughout this Agreement shall include any Schedules attached to such Exhibit.  Exhibits and Schedules attached as of the Effective Date are listed below.

ASP Services to Master Agreement
Account Processing Services Schedule
Item Processing Services Schedule

 (b) Additional Entities and Deliverables.  The parties or their Affiliates may add Deliverables to this Agreement by signing an appropriate new Exhibit or Schedule to this Agreement, as applicable.  When an Affiliate of Client or Fiserv is a party to an Exhibit, then for the purposes of that Exhibit, references to “Client” or “Fiserv” in this Agreement will be deemed to include the applicable Client Affiliate or Fiserv Affiliate.  An Affiliate’s execution of an Exhibit shall constitute such Affiliate’s agreement to be bound by the terms of this Agreement.

2.       Fees for Deliverables.

 (a) General.  Client agrees to pay Fiserv (i) fees for Deliverables as specified in the Exhibits, (ii) out-of-pocket and other additional charges pursuant to Section 2(b), and (iii) Taxes as defined in Section 2(c). Fees may be increased as set forth in the Exhibits.

 (b) Additional Charges.  Client shall pay travel and living expenses and other out-of-pocket expenses reasonably incurred by Fiserv in connection with the Deliverables.  As applicable, such out-of-pocket expenses shall be incurred in accordance with Fiserv’s then-current corporate travel and expense policy.  If an out-of-pocket expense is listed in an Exhibit, such expense may be changed to reflect changes issued by the applicable vendor.

 (c) Taxes.  Client is responsible for the payment of all sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Deliverables (“Taxes”).  All charges under any Exhibit are exclusive of Taxes.  Fiserv shall add to each invoice only those Taxes Fiserv is required to collect as a matter of law.  In no event shall Taxes include taxes based on Fiserv’s net income.

 (d) Payment Terms.  Invoices are due and payable upon Client’s receipt of such invoice If any invoiced amounts remain unpaid 30 days after Client’s receipt of invoice, Client shall pay a monthly late charge based on the unpaid amounts equal to the lesser of 1.5% or the highest amount allowed by law until such invoice amount is paid in full.  Client shall neither make nor assert any right of deduction or set-off from amounts invoiced.

North Valley Bank

3.       Confidentiality and Ownership.  The provisions of this Section 3 survive any termination or expiration of this Agreement.

 (a) Definitions.

(i) “Client Information” means the following types of information of Client and its Affiliates obtained or accessed by Fiserv from or on behalf of Client or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement:  (A) trade secrets and proprietary information; (B) customer lists, business plans, information security plans, business continuity plans, and proprietary software programs; (C) any personally identifiable information, defined as information that can be identified to a particular person without unreasonable effort, such as the names and social security numbers of Client’s individual customers (“Client PII”); and (D) any other information received from or on behalf of Client or its Affiliates that Fiserv could reasonably be expected to know is confidential.

(ii) “Fiserv Information” means the following types of information of Fiserv and its Affiliates obtained or accessed by Client from or on behalf of Fiserv or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement: (A) trade secrets and proprietary information (including that of any Fiserv client, supplier, or licensor); (B) client lists, information security plans, business continuity plans, all information and documentation regarding the Deliverables, all software Products (including software modifications and documentation, databases, training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein), and the terms and conditions of this Agreement; (C) any personally identifiable information, defined as information that can identified to a particular person without unreasonable effort, such as the names and social security numbers of Fiserv employees; and (D) any other information and data received from or on behalf of Fiserv or its Affiliates that Client could reasonably be expected to know is confidential.

(iii) “Information” means Client Information and Fiserv Information.  No obligation of confidentiality applies to any Information that: (A) the receiving entity (“Recipient”) already possesses without obligation of confidentiality, develops independently without reference to Information of the disclosing entity (“Discloser”), or rightfully receives without obligation of confidentiality from a third party; or (B) is or becomes publicly available without Recipient’s breach of this Agreement.

 (b) Obligations.  Recipient agrees to hold as confidential all Information it receives from the Discloser.  All Information shall remain the property of Discloser or its suppliers and licensors.  Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law.  Recipient may only use Information for the lawful purposes contemplated by this Agreement, including in the case of Fiserv for fulfilling its obligations under this Agreement and performing, improving and enhancing the Deliverables.  Client agrees that prior to providing Fiserv access to any Client PII, Client shall ensure that any necessary consent has been obtained that is required by law or regulation for Fiserv to access the information and to use it pursuant to the terms set forth in this Agreement.  Fiserv specifically agrees that it will not use or disclose any “non-public personal information” about Client’s customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act or the regulations issued thereunder (“GLB”), as applicable to Fiserv.  Recipient may disclose Information to: (i) its employees and employees of permitted subcontractors and Affiliates who have a need to know; (ii) its attorneys, auditors, regulators and accountants as necessary in the ordinary course of its business; and (iii) any other party with Discloser’s prior written consent.  Before disclosure to any of the above parties, Recipient will have a written agreement with (or in the case of clause (ii) a professional obligation of confidentiality from) such party sufficient to require that party to treat Information in accordance with the requirements of this Agreement, and Recipient will remain responsible for any breach of this Section 3 by any of the above parties.  Recipient may disclose Information to the extent required by law or legal process, provided that (A) Recipient gives Discloser prompt notice, if legally permissible, so that Discloser may seek a protective order, (B) Recipient reasonably cooperates with Discloser (at Discloser’s expense) in seeking such protective order, and (C) all Information shall remain subject to the terms of this Agreement in the event of such disclosure.  At Recipient’s option, Information will be returned to Discloser or destroyed (except as may be contained in back-up files created in the ordinary course of business that are recycled in the ordinary course of business over an approximate 30- to 90-day period or such longer period as required by applicable law) at the termination or expiration of this Agreement or the applicable Exhibit and, upon Discloser’s request, Recipient will certify to Discloser in writing that it has complied with the requirements of this sentence.  Recipient acknowledges that any breach of this Section 3 may cause irreparable harm to Discloser for which monetary damages alone may be insufficient, and Recipient therefore acknowledges that Discloser shall have the right to seek injunctive or other equitable relief against such breach or threatened breach, in addition to all other remedies available to it at law or otherwise.

North Valley Bank

 (c) Ownership.  With the exception of Client Information, all information, reports, studies, object and source code (including without limitation the Products and all modifications, enhancements, additions, upgrades, or other works based thereon or related thereto), flow charts, diagrams, specifications, and other tangible or intangible material of any nature whatsoever produced by Fiserv or jointly with Client or by any of Fiserv’s or Client’s employees or agents, through or as a result of or related to any of the Deliverables provided hereunder, and all patents, copyrights, and other proprietary rights related to each of the foregoing, shall be the sole and exclusive property of Fiserv or its Affiliates.  Client hereby irrevocably assigns and transfers to Fiserv all rights, title, and interest in any such works referenced in the foregoing sentence, including without limitation copyrights, patent rights, trade secrets, industrial property rights, and moral rights, and shall execute all documents reasonably requested by Fiserv to perfect such rights.  Client shall be entitled to use all such work product in accordance with the applicable terms and conditions of this Agreement.

 (d) Restrictions.  Without limiting any other obligation set forth in this Section 3, Client shall not use, transfer, distribute, interface, integrate, or dispose of any information or content contained in Deliverables in any manner that competes with the business of Fiserv.  Except as expressly authorized in an Exhibit, Client shall not: (i) use the Deliverables to provide services to third parties; or (ii) reproduce, republish or offer any part of the Deliverables (or compilations based on any part of the Deliverables) for sale or distribution in any form, over or through any medium.

4.       Information Security.

 (a) General.  Fiserv has implemented and shall maintain an information security program that is designed to meet the following objectives:  (i) protect the security and confidentiality of customer information (as defined in GLB); (ii) protect against any anticipated threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer; and (iv) ensure the proper disposal of “consumer information” (information obtained from “consumer reports” as defined in the Fair Credit Reporting Act).  Upon Client’s written request, Fiserv shall allow Client to review any associated audit reports, summaries of test results or equivalent measures taken by Fiserv to assess whether its information security program meets the foregoing objectives, to the extent and on the same terms such information is made generally available to Fiserv’s other clients.  Fiserv shall also take appropriate actions to address incidents of unauthorized access to Client’s “sensitive customer information” (as defined in GLB), including notification to Client as soon as possible of any such incident. Such notification shall include, to the extent known at the time of such notice: (A) a description of the facts and circumstances surrounding the incident and the effects thereof on Client; (B) Client’s sensitive customer information that was the subject of the incident; and (C) the corrective actions taken and/or to be taken by Fiserv in response to the incident.

 (b) Fiserv Plan.  Within 30 days of Client’s written request, Fiserv shall provide to Client a summary of Fiserv’s written information security plan for the applicable Services received by Client, and thereafter upon Client’s request will provide updates on the status of such information security plan.

 (c) Data Encryption.  As applicable to the Deliverables received by Client, Client agrees to comply with Fiserv’s then-current data encryption policies and controls regarding transmission to and from Fiserv of tapes, images, and records maintained and produced by Fiserv for Client in connection with the Deliverables (“Client Files”), or other data in connection with the Deliverables (collectively, “Data”).  If Client requests or requires Fiserv to send, transmit, or otherwise deliver Data to Client or any third party in a non-compliant format or manner, or Client sends, transmits or otherwise delivers Data to Fiserv in a non-compliant format or manner, then, notwithstanding any other provision of this Agreement:  (i) Client understands and accepts all risk of transmitting Data in an unencrypted or otherwise noncompliant format; and (ii) Client releases, discharges, and shall indemnify and hold harmless Fiserv and its employees, officers, directors, agents, and Affiliates from any and all liability, damage, or other loss under this Agreement or otherwise suffered by or through Client or suffered by any of the indemnified entities arising out of the transmission, destruction, or loss of such Data, including without limitation any information security or privacy breach related to such Data.

North Valley Bank

5.       Hiring and Employment.

 (a) Background Checks.  Neither party shall knowingly permit any of its employees to have access to the premises, records or data of the other party when such employee: (i) uses drugs illegally; or (ii) has been convicted of a crime in connection with a dishonest act or a breach of trust, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. 1829(a).  Consistent with Fiserv’s employment practices, newly hired Fiserv employees: (x) as from 1996, are required to pass a pre-employment criminal background check; and (y) as from 1993, are required to pass a pre-employment drug screening.  Upon Client’s reasonable request and at its expense, Fiserv agrees to perform additional reasonable background checks on those of Fiserv’s employees who will have access to Client facilities or Client’s networks and computer systems located at Client facilities.  The results of all such background checks shall be retained solely by Fiserv.

 (b) Equal Employment.  Each party agrees that it shall not discriminate against any employee or applicant for employment because of race, creed, color, age, sex, national origin, marital status, liability for service in the armed forces, disability due to veteran status, status as veteran of the Vietnam era, or the handicapped, and it shall comply with all applicable requirements of the Equal Opportunity Clause set forth in Executive Order 11246, as amended, and its implementing instructions, as well as the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974.

6.       Warranties.

 (a) By Fiserv.  Fiserv warrants that: (i) no contractual obligations exist that would prevent Fiserv from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it will comply with all regulatory requirements applicable to Fiserv’s operations used in the performance of its obligations under this Agreement.

 (b) By Client.  Client represents and warrants that: (i) no contractual obligations exist that would prevent Client from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it will comply with all regulatory requirements applicable to its receipt and use of Deliverables under this Agreement.

 (c) THE WARRANTIES STATED ABOVE AND IN THE EXHIBITS, IF ANY, ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE PARTIES.  FISERV DOES NOT REPRESENT THAT THE DELIVERABLES MEET CLIENT’S REQUIREMENTS OR THAT THE OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR-FREE.  CLIENT ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE DELIVERABLES AND THEIR APPLICATION TO CLIENT’S NEEDS.  FISERV DISCLAIMS, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER REPRESENTATIONS, CONDITIONS, OR WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY ARISING FROM A COURSE OF DEALING OR USAGE OR TRADE.

7.       Limitation of Liability.  IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR TORT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT, OR OTHERWISE.  EXCEPT FOR CLAIMS RELATED TO PROPRIETARY RIGHTS OR PAYMENT OBLIGATIONS, NEITHER PARTY MAY ASSERT ANY CLAIM AGAINST THE OTHER RELATED TO THIS AGREEMENT MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED.  FISERV’S AGGREGATE LIABILITY TO CLIENT AND ANY THIRD PARTY FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR THE DELIVERABLE RESULTING IN SUCH LIABILITY IN THE 2 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED.

North Valley Bank

8.       Term and Termination.

 (a) Term.  This Agreement shall be effective on the Effective Date and shall remain in effect until the term of all outstanding Exhibits has expired or such Exhibits have terminated, unless otherwise terminated as provided herein.  The term for Deliverables may be set forth in the applicable Exhibit.  An Exhibit that does not state a term will be effective from its last date of execution until terminated in accordance with this Agreement or the Exhibit.

 (b) Termination.  In addition to termination rights set forth in any Exhibit:

(i) Either party may, upon written notice to the other, terminate:  (A) any Schedule if the other party materially breaches its obligations under that Schedule or under this Agreement with respect to that Schedule; or (B) this Agreement if the other party materially breaches its obligations with respect to the non-breaching party’s Information or other intellectual property; and the breaching party fails to cure such material breach within 90 days following its receipt of written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

ii). Failure by Fiserv to meet a Performance Standard shall be deemed an “occurrence”. When reasonably possible, Customer must report incidents suspected to be performance Standard Occurrences to Fiserv within seventy- two (72) hours, or immediately becoming aware of the incident after the seventy-two (72) hour deadline.

iii). Remedy for occurrences: In the event that four (4) occurrences take place during any six month period with respect to the same Performance Standard, then for a period of thirty (30) days after receipt by Client of a report from Fiserv reflecting the fourth occurrence, Client will have the right to terminate this agreement, through delivery of written notice to Fiserv, provided the effective date of termination will not be less than ninety (90) days after receipt by Fiserv of such notice. Upon written notice received by Fiserv, Fiserv will have a period of ninety (90) days to cure the performance standard.

(iv). Fiserv will provide client with a report reflecting the prior month’s actual performance against the performance standard. This report will be provided by the 15th of the following month.

(v) If any invoice remains unpaid by Client 30 days after due, Fiserv may, upon written notice to Client, terminate:  (A) the Schedule and/or Client’s access to and use of Deliverables to which the payment failure relates; or (B) this Agreement if the unpaid amounts constitute a material portion of annual charges due under this Agreement.

 (c) Remedies.  Remedies contained in this Section 8 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

9.       Dispute Resolution.

 (a) Informal. Before initiating arbitration or other legal action against the other party relating to a dispute herein, the parties agree to work in good faith to resolve disputes and claims arising out of this Agreement.  To this end, either party may request that each party designate an officer or other management employee with authority to bind such party to meet to resolve the dispute or claim.  If the dispute is not resolved within 30 days of the commencement of informal efforts under this paragraph, either party may pursue formal dispute resolution.  This paragraph will not apply if expiration of the applicable time for bringing an action is imminent and will not prohibit a party from pursuing injunctive or other equitable relief to which it may be entitled.

 (b)  Arbitration.  Except with respect to claims regarding Information, or disputes arising from a misappropriation or misuse of either party’s trade secrets, intellectual property rights, or other proprietary rights, any dispute or controversy arising out of this Agreement or its interpretation that is not resolved under Section 9(a), may be submitted to and resolved by arbitration under the then prevailing rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”).  A party seeking arbitration shall submit written notice of its request for arbitration to the other party, setting forth the specifics of the claim being made.  If the parties agree to arbitrate such dispute, a formal demand for arbitration shall be submitted to JAMS by such requesting party.  The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided that if the parties cannot agree on an arbitrator within 10 days after agreeing to arbitrate, then JAMS shall appoint the arbitrator.  The arbitrator will be selected from a panel of attorneys having experience with and knowledge of information technology.  Discovery shall not be permitted.  A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 90 days from the date demand for arbitration is submitted to JAMS.  The arbitrator must render a decision within 30 days after the conclusion of such hearing.  Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

North Valley Bank

 (c) Applicable Law.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1–16, the Federal Rules of Evidence, and the state law set forth in Section 11(d).  The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to grant any extension, renewal, or continuance of this Agreement.  The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

 (d) Location.  If arbitration is used to resolve any disputes between the parties, the proceedings to resolve any such dispute shall be held in the headquarters city of the party receiving the request for arbitration from the other party.

 (e) Affiliate Claims.  All claims and disputes of any Client Affiliate against Fiserv arising out of or related to this Agreement shall be made exclusively by, through and in the name of Client.

10.     Audit.

 (a) General. Fiserv employs an internal auditor responsible for reviewing the integrity of its processing environments and internal controls.  Additional audit provisions with respect to audits of Fiserv service centers may be set forth in the applicable Exhibit for such Services.

 (b) Regulatory.  As specifically permitted by law or regulation, Fiserv agrees that Client’s regulators shall be permitted to audit Fiserv’s performance under this Agreement at any time during Fiserv’s normal business hours with reasonable advance notice.

 (c) Billing Records.  Upon Client’s reasonable request in writing no more frequently than once every 12 months, Fiserv shall provide Client with documentation supporting the amounts invoiced by Fiserv hereunder for the 12-month period preceding such Client request.  If such documentation reveals the amounts paid to Fiserv exceed the amounts to which Fiserv is entitled and such amounts are independently verified, Fiserv shall promptly remit the amount of such overpayment. Conversely, if such documentation reveals the amounts paid to Fiserv are less than the amounts owed, Client shall promptly remit the amount of such underpayment.  Invoices dated prior to the 12-month review period hereunder shall be deemed correct.

11.     General.

 (a) Binding Agreement; Assignment.  This Agreement is binding upon the parties, their participating Affiliates, and their respective successors and permitted assigns.  Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control, by operation of law or otherwise, without Fiserv’s prior written consent.  Client agrees that Fiserv may subcontract any obligations to be performed hereunder; provided that any such subcontractors shall be required to comply with all applicable terms and conditions of this Agreement, and Fiserv shall remain primarily liable for the performance of any such subcontractors.

 (b) Entire Agreement; Amendments.  This Agreement, including its Exhibits and Schedules, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto and the terms of all existing or future purchase orders and acknowledgments.  Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein.  The protections of this Agreement shall apply to actions of the parties performed in preparation for and anticipation of the execution of this Agreement.  Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties.  If the terms of any Exhibit conflict with the terms of this Agreement, this Agreement shall control unless the applicable Exhibit expressly states that its terms control.

North Valley Bank

 (c) Severability.  If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

 (d) Governing Law; Jury Trial Waiver.  This Agreement will be governed by the substantive laws of the State of California, without reference to provisions relating to conflict of laws.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  Both parties agree to waive any right to have a jury participate in the resolution of any dispute or claim between the parties or any of their respective Affiliates arising under this Agreement.

 (e) Force Majeure.  With the exception of Client’s payment obligations, neither party shall be responsible for delays or failures in performance resulting from acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, pandemics, shortage of power, or other acts or causes reasonably beyond the control of that party. The party experiencing the force majeure event agrees to give the other party notice promptly following the occurrence of a force majeure event, and to use diligent efforts to re-commence performance as promptly as commercially practicable.

 (f) Notices.  Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized overnight courier service to the other party to the client’s Chief Operating Officer with copies to the Client’s Corporate Counsel at the addresses listed on page 1 or to such other address or person as a party may designate in writing.  All such notices shall be effective upon receipt.

 (g) No Waiver.  The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

 (h) Prevailing Party.  The prevailing party in any arbitration, suit, or action brought by one party against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys’ fees of bringing such arbitration, suit, or action.

 (i) Survival.  All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

 (j) Recruitment of Employees.  Client shall not, without Fiserv’s prior written consent, directly or indirectly, solicit for employment or hire any Restricted Employee (as defined herein) while such person is employed by Fiserv and for the 12-month period starting on the earlier of: (i) termination of such Restricted Employee’s employment with Fiserv, or (ii) termination or expiration of this Agreement.  “Restricted Employee” means any former or current employee of Fiserv or its Affiliates that Client became aware of or came into contact with during Fiserv’s performance of its obligations under this Agreement.

 (k) Publicity.  Client and Fiserv shall have the right to make general references about each other and the type of Deliverables being provided hereunder to third parties, such as auditors, regulators, financial analysts, and prospective customers and clients, provided that in so doing Client or Fiserv does not breach Section 3 of this Agreement.  Fiserv may issue a press release regarding this Agreement, including its renewal and the addition of Deliverables, and upon Fiserv’s reasonable request, Client agrees to provide a favorable quotation for inclusion in any such press release.  Except as authorized herein, Client will not use the name, trademark, logo or other identifying marks of Fiserv or any of its Affiliates in any sales, marketing, or publicity activities, materials, or website display without the prior written consent of Fiserv.  Any such authorized or approved use shall at all times comply with Fiserv’s Trademark Usage Guidelines set forth on Fiserv’s corporate website and other requirements issued by Fiserv.

 (l) Independent Contractors.  Client and Fiserv expressly agree they are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.  Except as expressly authorized herein or in the Exhibits, this Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other.

 (m)  No Third Party Beneficiaries.  Except as expressly set forth in any Exhibit hereto, no third party shall be deemed to be an intended or unintended third party beneficiary of this Agreement.

North Valley Bank

 (n) Counterparts.  This Agreement and any Exhibits hereto may be executed in counterparts, each of which shall be deemed an original and which shall together constitute one instrument.

 (o)  Insurance.  Fiserv carries the following types of insurance policies:

(i)   Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;
(ii)  Commercial Crime covering employee dishonesty in an amount not less than $5 million;
(iii) All-risk property coverage including Extra Expense and Business Income coverage; and
(iv) Workers Compensation as mandated or allowed by the laws of the state in which Services are being performed, including $1,000,000 coverage for Employer’s Liability.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

For Client:		For Fiserv:

North Valley Bank		Fiserv Solutions, Inc.

By:	/s/ Scott Louis	By:	/s/ Mr. Sam Langham
Name:	Scott Louis	Name:	Mr. Sam Langham
Title:	Chief Operating Officer	Title:	Authorized Signatory

North Valley Bank